SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 5, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting that 13,347 procedures were performed in the Company's wholly owned centers for the three months ended September 30, 2001, compared with 16,341 procedures performed during the comparable period a year ago.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated October 5, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: October 5, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	Kim Sutton Golodetz (kgolodetz@lhai.com)
www.lasikplus.com

October 5, 2001

FOR IMMEDIATE RELEASE

LCA-VISION THIRD QUARTER PROCEDURE VOLUME IMPACTED BY RECENT EVENTS, CONTINUED WEAK ECONOMY

Average Procedure Price Increases to $996

CINCINNATI (October 5, 2001) - LCA-Vision, Inc. (Nasdaq NM: LCAV) (Nasdaq Europe: LCAV), the leading provider of value-priced laser vision correction services across the U.S., reported today that 13,347 procedures were performed in the Company's wholly owned centers for the three months ended September 30, 2001, compared with 16,341 procedures performed during the comparable period a year ago. Third quarter 2001 procedure volumes were impacted by the continued weak U.S. economy, which was exacerbated by the events of September 11th and the subsequent economic uncertainty.

"Everyone at LCA-Vision joins with the rest of America in expressing our sympathy to those who have lost loved ones, friends and associates in the tragic attacks," commented Tom Wilson, chief executive officer. "Our procedure volumes reflect, in part, the reluctance by many Americans at this time to pursue elective surgery. We are taking the necessary steps to adjust our business operations to better reflect current market realities," Mr. Wilson continued.

In a continuing upward trend, the average price per procedure increased to $996 in the third quarter of 2001, compared with $934 in the second quarter of 2001 and $954 during the comparable period a year ago.

Commenting on the recent Bausch & Lomb's branding partnership with LasikPlus centers, Wilson said, "The very early results of our first test center in Cincinnati are promising, however marketing activities were obviously suspended beginning on September 11th and resumed at the end of September. If successful, additional centers will be re-branded as 'LasikPlus, a Bausch & Lomb Laser Center.'" He further commented, "We will continue to focus on new marketing efforts to grow our market share and improve the financial performance of existing centers."

LCA-Vision, a leading provider of laser vision correction services across the U.S., owns and operates 31 LasikPlus value-priced laser vision correction facilities in the U.S., as well as one center in Canada and one in Europe.

For additional information, please visit the company's websites at www.lasikplus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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